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                                                                 Exhibit 10.15

                             [ELLIOTT LETTERHEAD]


                                                November 24, 1997

Mr. Mitchell L. Peters
President and Chief Executive
  Officer
Solid State Geophysical Inc.
7309 Flint Road South East
Calgary, Alberta
T2H 1G3

Dear Mr. Peters:

In January, 1997, Elliott Associates, L.P. ("Elliott") granted an option (the "Option") to you to acquire from Elliott, commencing on and after January 31, 1998, 546,285 common shares of Solid State Geophysical Inc. ("Solid State") at an exercise price of Cdn. $0.92 per share after payment to Elliott of Cdn. $50,000 for the Option. Elliott has announced that it and Westgate International, L.P. are considering making a take-over bid for all the issued and outstanding common shares of Solid State Geophysical Inc. which they do not already own. Elliott hereby offers to purchase from you the Option for Cdn. $1,359,415.30, representing the difference between the proposed offer price under the take-over bid of Cdn. $3.50 and the exercise price of the option of Cdn. $0.92, multiplied by 546,285 less the Cdn. $50,000 fee for the Option. Elliott's agreement to purchase the Option is subject to Elliott or an affiliate acquiring common shares of Solid State under a take-over bid for all the common shares of Solid State. Elliott agrees to purchase the Option forthwith upon the acquisition of common shares of Solid State under such a take-over bid. Elliott's right to purchase the Option shall be assignable by Elliott to any affiliate of Elliott. If you are in agreement with the foregoing, please sign and return a duplicate copy of this letter to Elliott.

                                                Yours truly,



                                                ELLIOTT ASSOCIATES, L.P.

                                                /s/ Jonathan D. Pollock
                                                -----------------------------

Accepted and agreed to this 24th day of November, 1997.


/s/ Mitchell L. Peters
--------------------------
Mitchell L. Peters